EXHIBIT 99.1

[LOGO OF MELLON BANK]

News Release

Contact: MEDIA:	ANALYSTS:	Corporate Affairs
Ken Hertz	Steve Lackey	One Mellon Center
(412) 234-0850	(412) 234-5601	Pittsburgh, PA 15258-0001
Andy Clark
(412) 234-4633

FOR IMMEDIATE RELEASE

STATEMENT FROM MELLON FINANCIAL CORP. REGARDING WORLDCOM

PITTSBURGH, June 26, 2002—Mellon Financial Corporation’s policy is not to comment on individual borrower relationships, but the Corporation is releasing the following information regarding WorldCom, Inc. in view of apparently inaccurate information circulating in the marketplace.

Mellon currently has outstanding $100 million to WorldCom on an unsecured basis under a $2.65 billion, 364-day facility agented by JPMorgan Chase. In addition, Mellon has a $75 million commitment to WorldCom under a $3.75 billion, five-year facility agented by Bank of America. This latter facility by its terms will expire on June 30, 2002. The commitment under this latter facility is undrawn except for less than $1 million under a letter of credit issued at the request of WorldCom. Mellon does not expect any of the undrawn exposure to be drawn prior to expiration of this latter facility. Mellon does not participate in a $1.6 billion, five-year facility agented by Bank of America.

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